                THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT


                 This Third Amendment to Loan and Security Agreement ("Third Amendment") is made as of March 24, 1995 by and between SANWA BUSINESS CREDIT CORPORATION ("Lender") and Rexon Incorporated, a Delaware corporation ("Rexon"), Rexon Software, Inc., a California corporation ("Rexon Software"), Rexon/Tecmar, Inc., a California corporation, Scientific Solutions, Inc., an Ohio corporation, Sytron Corporation, a Delaware corporation ("Sytron"), WangDAT, Inc., a California corporation, and Wangtek, Inc., a California corporation (each a "Borrower", collectively, the "Borrowers").

                 WHEREAS, Lender and Borrowers entered into a Loan and Security Agreement dated as of October 5, 1994, as amended by the First Amendment to Loan and Security Agreement dated as of October 17, 1994 and the Second Amendment to Loan and Security Agreement dated as of December 27, 1994 (collectively, the "Loan Agreement") pursuant to which Lender is making certain loans or other credit facilities available to Borrowers upon the terms and conditions set forth in the Loan Agreement and the related Ancillary Agreements; and

                 WHEREAS, the obligations of Borrower to Lender have been guaranteed by, among others, Rexon Singapore Pte Ltd. ("RSP") pursuant to a Guarantee dated as of October 5, 1994 made by RSP in favor of Lender and secured by a first priority lien in all assets of RSP pursuant to a Debenture dated as of October 24, 1994 made by RSP in favor of Lender; and

                 WHEREAS, Borrowers have requested that Lender (a) consent to the merger of Rexon Software into Sytron, (b) increase the letter of credit subline facility, (c) modify the formula for Collateral Availability to increase the advance rate for Eligible Foreign Accounts and (d) consent to the subordination of Lender's lien on certain third-party accounts receivable of RSP to permit RSP to obtain a US$2,000,000 line of credit from The Hong Kong and Shanghai Banking Corporation, Limited ("HKSBC"), Lender has agreed, subject to the terms and conditions herein, to certain modifications and amendments to the Loan Agreement as set forth in this Third Amendment.

                 NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans or other credit facilities heretofore, now or hereafter made to or for the benefit of Borrowers by Lender, the parties hereto agree to the following amendments and modifications to the Loan Agreement:

                 1. Merger. Subject to the performance of the terms and conditions contained in this Third Amendment, Lender consents to the merger of Rexon Software into Sytron and hereby waives any Default arising under Section 10.2(a) of the Loan Agreement arising as a result of such merger.

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
                 2.       Amendments to Loan Agreement.

                 (a) Borrowers. As of the effective date of the Rexon Software - Sytron merger, the definition of and each reference contained in the Loan Agreement and each of the Ancillary Agreements to "Borrowers" shall be amended to delete Rexon Software.

                 (b) Collateral Availability. The second sentence of the second paragraph of Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                          ". . . As used in this Agreement, "Collateral Availability shall mean, and at any particular time and from time to time, be equal to, the sum of up to eighty percent (80%) of the net amount (after deduction of such reserves as Lender deems proper and necessary) of Eligible Accounts plus up to SEVENTY-FIVE PERCENT (75%) of the aggregate value of Eligible Foreign Accounts (after deduction of such reserves as Lender deems proper and necessary), provided that Collateral Availability as to Eligible Foreign Accounts shall not at any time exceed TEN MILLION DOLLARS ($10,000,000.00)."

                 (c) Letter of Credit Subline. The first sentence of the third paragraph of Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                          "The Revolving Loan shall include a subline letter of credit facility to provide financial accommodations to guaranty the reimbursement obligations of Borrowers in connection with letters of credit issued at the request of Borrowers or to provide indemnities of other assurances with respect thereto in an aggregate amount which shall not at any time exceed FOUR MILLION DOLLARS ($4,000,000.00).

                 (d) Section 10.1(a) of the Loan Agreement is hereby amended by adding subsection (iv) thereto as follows:

   "(iv) as to Borrowers only (excluding all Guarantors) quarterly Net Profit Before Taxes as of the end of the fiscal quarters set forth below not less than the amount set forth opposite such period:

                    2nd qtr 1995                562,500
                    3rd qtr 1995                562,500
                    4th qtr 1995                750,000
                    1st qtr 1996                937,500
                    2nd qtr 1996                937,500
                    3rd qtr 1996              1,125,500
                    4th qtr 1996              1,125,500."


            3. Encumbrance of RSP Accounts Receivable. Notwithstanding anything to the contrary set forth in the Loan Agreement or the Ancillary Agreements and subject to the satisfaction of the Conditions Subsequent set forth below, Lender hereby consents to the grant by RSP to HKSBC of a first priority security interest in RSP's Accounts, up to the amount of

US$2,000,000, to secure the payment and performance of a line of credit from HKSBC to RSP in an amount not to exceed US$2,000,000.

            (a) Definitions. For the purposes of this section, "Accounts" shall mean and include all of RSP's presently existing and hereafter arising or acquired accounts, receivables and rights of RSP to payment for goods sold or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; proceeds of any letters of credit on which RSP is named as beneficiary, contract rights, chattel paper, instruments, documents, insurance proceeds and all such obligations whatsoever owing to RSP, together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise of goods which any of the same may represent, and all right, title, security and guaranties with respect to each of the foregoing, including without limitation, any right of stoppage in transit. "US$" shall mean the lawful currency of the United States of America.

            (b) Conditions Subsequent. Lender's consent to the HKSBC loan and its agreement to subordinate its lien in RSP's Accounts as set forth above is conditioned upon the satisfaction of each of the following conditions or their waiver in writing by Lender:

            (i) The form and substance of the loan documents by and between RSP and HKSBC shall be satisfactory to Lender, in the exercise of its sole discretion, and to Lender's counsel.

            (ii) Lender, HKSBC and RSP shall execute an intercreditor agreement, in form and substance satisfactory to Lender, in the exercise of its sole discretion, which sets forth the priorities of Lender and HKSBC in the assets of RSP, and which contains provisions as to the rights of Lender and HKSBC in the event of a default under their respective credit documents or any distribution of the assets of RSP or upon any dissolution, winding up, liquidation, reorganization or bankruptcy of RSP.

            (iii) The foregoing HKSBC loan documentation and intercreditor agreement shall have been executed and delivered on or before May 31, 1995.

            4. Representations and Warranties. Borrowers represent and warrant as follows:

            (a) Each of the representations and warranties contained in the Loan Agreement is hereby reaffirmed as of the date hereof, each as if set forth herein;

            (b) The execution, delivery and performance of this Third Amendment are within Borrowers' powers, have been duly authorized by all necessary action, have received all necessary approvals, if any, and do not contravene any law or any contractual restrictions binding on Borrowers;

            (c) This Third Amendment is a legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms; and

            (d) No event has occurred and is continuing or would result from this Third Amendment which constitutes a Default under the Loan Agreement, as amended and modified hereby.

            5. Conditions. The effectiveness of this Third Amendment is conditioned upon the full satisfaction by Borrowers of each of the following conditions or their waiver in writing by Lender (Borrowers agree that failure to satisfy all conditions by the dates specified shall cause Lender to rescind any credit accomodations made hereunder in reliance on Borrowers' anticipated satisfactory performance of said conditions):

            (a) this Third Amendment and the Guarantor's Consent shall have been executed by duly authorized signatories of the Borrowers and Guarantors and delivered to Lender;

            (b) an Agreement of Merger (Rexon Software into Sytron) shall have been executed and delivered by Rexon Software and Sytron and a Certificate of Merger shall have been executed by Sytron and sent for filing to the Secretary of State of Delaware, each in form and substance acceptable to Lender, on or before March 31, 1995;

            (c) an Assignment of Copyrights and Trademarks by Rexon Software to Sytron and an Amended and Restated Patent, Trademark & Copyright Security Agreement by Sytron shall have been executed by the signatories thereon and delivered to Lender on or before March 31, 1995;

            (d) Rexon International Service Corp., a company doing business in England, shall have executed and delivered a continuing guaranty and a security agreement to collateralize its guaranty and any other document required by Lender to effectuate the guaranty and security agreement, all in form and substance acceptable to Lender, on or before March 31 1995;

            (e) Borrowers shall pay to Lender an amendment fee in the amount of $15,000, which fee is fully earned, due and payable as of the date of this Third Amendment.

            6. Miscellaneous. This Third Amendment shall be part of the Loan Agreement, the terms of which are incorporated herein, and the breach of any representation, warranty or covenant contained herein or the failure to observe or comply with any term or agreement contained herein, shall constitute a Default under the Loan Agreement and Lender shall be entitled to exercise all rights and remedies it may have under the Loan Agreement and applicable law. Borrowers agree to pay all costs, expenses and attorneys' fees incurred by Lender in connection with the negotiation and preparation of this Third Amendment and any other documents in connection herewith and in carrying out or enforcing the terms of this Third Amendment. Lender is not waiving any rights under the Loan Agreement and,





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
except as expressly provided herein or as previously modified in a writing signed by Lender, all of the terms, covenants, and conditions of the Loan Agreement remain unmodified and in full force and effect. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Loan Agreement. This Third Amendment may be executed in counterparts, which counterparts, when so executed and delivered, shall together constitute but one original.

            IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to be effective as of the first date above written.


BORROWERS:
- ---------

REXON INCORPORATED,                          SYTRON CORPORATION,
a Delaware corporation                       a Delaware Corporation


By______________________________             By______________________________

Title___________________________             Title___________________________


REXON/TECMAR, INC.,                          WANGTEK, INC.,
a California corporation                     a California corporation


By______________________________             By______________________________

Title___________________________             Title___________________________


SCIENTIFIC SOLUTIONS, INC.                   WANGDAT, INC.,
an Ohio corporation                          a California corporation


By______________________________             By______________________________

Title___________________________             Title___________________________


LENDER:
- ------

SANWA BUSINESS CREDIT CORPORATION



By_______________________________

Title____________________________





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
                              GUARANTORS' CONSENT



The undersigned Guarantors hereby acknowledge and consent to the foregoing Third Amendment and reaffirm their respective guarantys, security agreements and other documents executed by the undersigned in connection with the Loan Agreement and agree that all such guarantys, security agreements and documents are in full force and of effect.


"GUARANTORS"


REXON EUROPE, INC., a
Delaware corporation


By______________________________

Title___________________________


REXON INTERNATIONAL SALES CORPORATION,
a California corporation


By______________________________

Title___________________________


REXON INTERNATIONAL SERVICE CO.,
a Delaware corporation


By______________________________

Title___________________________





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

REXON SINGAPORE PTE LTD.,
a Singapore corporation


By______________________________

Title___________________________


REXON U.K., INC.,
a Delaware corporation


By______________________________

Title___________________________


SYTRON U.K., INC.,
a corporation


By______________________________

Title___________________________


TECMAR PUERTO RICO, INC.,
a Delaware corporation


By______________________________

Title___________________________


WANGTEK PUERTO RICO, INC.,
a Delaware corporation

By______________________________

Title___________________________





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